QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Ironwood Pharmaceuticals, Inc. for the registration of shares of its Class A common stock and to the incorporation by reference therein of our report dated March 30, 2011, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm